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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-    ) pertaining to the 2002 Stock Incentive Plan of Aftermarket Technology Corp. of our report dated February 2, 2002, with respect to the consolidated financial statements and schedule of Aftermarket Technology Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/ ERNST & YOUNG LLP
Chicago, Illinois May 17, 2002

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  EXHIBIT 23.1